Exhibit 99.1

Thryv Grows SaaS Revenue 26% Year-Over-Year in Second Quarter 2022

Raises Revenue and EBITDA Guidance for Full Year 2022

DALLAS, August 4, 2022 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the leading small business software platform, announced that it grew its SaaS revenue 26% year-over-year in the second quarter of 2022 and has raised revenue guidance for full year 2022.

“We are pleased to report a strong second quarter,” said Joe Walsh, Chairman and CEO. “We saw significant SaaS revenue growth, ahead of our SaaS revenue guidance targets. Importantly, this growth was driven by double-digit year-over-year increases in Thryv's SaaS subscribers, as well as continued improvements in average revenue per unit - or ARPU. We also had an excellent quarter in our Marketing Services business which benefited from our recent acquisition of Vivial.”

Because of the solid results exceeding guidance, Thryv is increasing the projected full year SaaS and Marketing Services revenue and Adjusted EBITDA.

“We are focused on driving growth, especially continued investment in subscriber growth, while ensuring we deliver on our guidance, both top line and bottom line," Walsh continued. "In support of our goal of driving SaaS subscriber growth, we recently announced the hiring of Tami Cannizzaro as our Chief Marketing Officer. Tami is making a difference already, driving performance in our inbound channel as well as enhancing support of Thryv's local sales team.”

"Our clients tend to be well established small businesses. They have historically been recession resilient as they mainly offer non-discretionary services. Adopting Thryv software allows these small businesses to more effectively manage their businesses, helping them reduce costs and improve their performance."

Second Quarter 2022 Financial Highlights:

Revenue
•Total SaaS1 revenue was $52.2 million, a 26.1% increase year-over-year
•Total Marketing Services revenue was $281.8 million, a 12.9% increase year-over-year
•Consolidated total revenue was $334.0 million, an increase of 14.8% year-over-year

Profitability
•Consolidated net income was $58.0 million
•Consolidated Adjusted EBITDA2 was $116.0 million, representing an Adjusted EBITDA margin of 34.7%
1 Total SaaS revenue in the U.S. and International segments was $51.2 million and $1.0 million for the three months ended June 30, 2022, respectively.
2Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See “Non-GAAP Measures” below for additional information.

•Total SaaS3 Adjusted EBITDA loss was $2.2 million
•Total Marketing Services4 Adjusted EBITDA was $118.2 million, representing an Adjusted EBITDA margin of 42.0%
•Consolidated Gross Profit was $228.0 million, an increase of 27.8% year-over-year
•Consolidated Adjusted Gross Profit5 was $237.3 million
•SaaS Gross Profit was $32.6 million, representing a Gross Profit Margin of 62.4%
•SaaS Adjusted Gross Profit6 was $33.7 million, representing an Adjusted Gross Profit Margin of 64.5%
SaaS Metrics
•SaaS monthly Average Revenue per Unit (“ARPU”)7 increased to $358 for the second quarter of 2022, compared to $323 in the second quarter of 2021
•Total SaaS clients increased 11% year-over-year to 50 thousand for the second quarter of 2022
•Seasoned Net Dollar Retention8 was 91% at end of the second quarter of 2022
•SaaS monthly active users9 increased 27% year-over-year to 38 thousand active users for the second quarter of 2022
•ThryvPay annualized total payment volume of approximately $150 million for the second quarter of 2022
Outlook
Based on information available as of August 4, 2022, Thryv is raising guidance10 for the third quarter of 2022 and full year 2022 as indicated below:
For the third quarter of 2022, the Company expects:
•Total SaaS revenue in a range of $53.7 to $54.2 million
•Total SaaS Adjusted EBITDA loss11 in a range of $4.8 to $5.3 million
•Total Marketing Services revenue in a range of $205.0 to $210.0 million

3 Total SaaS Adjusted EBITDA in the U.S. was $0.2 million and Total SaaS International Adjusted EBITDA loss was $2.4 million for the three months ended June 30, 2022.
4 Marketing Services Adjusted EBITDA in the U.S. and International segments was $83.7 million and $34.5 million for the three months ended June 30, 2022, respectively. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See “Supplemental Financial Information” below for more information.
5 Adjusted Gross Profit is a non-GAAP financial measure. See “Non-GAAP Measures" below for additional information.
6 SaaS Adjusted Gross Profit and Adjusted Gross Profit margin are non-GAAP financial measures. See “Supplemental Financial Information” below for more information.
7 Defined as total client billings by month divided by the number of revenue-generating units during the month.
8 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
9 Defined as a client with one or more users who log into our SaaS solutions at least once during the calendar month.
10 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

For the full year 2022, the Company expects:
•Total SaaS revenue in a range of $209.5 to $211.0 million
•Total SaaS Adjusted EBITDA loss11 in a range of $16.0 to $19.0 million
•Total Marketing Services revenue in a range of $955.0 to $970.0 million
•Total Marketing Services Adjusted EBITDA12 in a range of $335.0 to $340.0 million

11 A reconciliation of Total SaaS Adjusted EBITDA loss, a non-GAAP financial measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the unavailability of reconciling information, including income tax expense and net periodic pension cost.
12 A reconciliation of Total Marketing Services Adjusted EBITDA, a non-GAAP financial measure, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the unavailability of reconciling information, including income tax expense and net periodic pension cost.

Earnings Conference Call Information
Thryv will host a conference call on Thursday, August 4, 2022 at 8:30 a.m. (Eastern Time) to discuss the Company's second quarter 2022 results.

For analysts to register for this conference call, please use this link. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 770-2030 or (647) 362-9199 and enter “87769.”

Final Results

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2022	2021	2022	2021
Revenue	$333,995	$291,047	$642,370	$571,653
Cost of services	106,013	112,607	216,532	210,767
Gross profit	227,982	178,440	425,838	360,886

Operating expenses:
Sales and marketing	91,813	87,394	185,768	163,934
General and administrative	52,650	33,100	104,844	74,379
Impairment charges	222	3,611	222	3,611
Total operating expenses	144,685	124,105	290,834	241,924

Operating income	83,297	54,335	135,004	118,962
Other income (expense):
Interest expense	(13,756)	(14,502)	(26,864)	(26,109)
Interest expense, related party	(896)	(4,668)	(2,655)	(8,733)
Other components of net periodic pension benefit	9,153	272	9,223	725
Other income (expense)	2,404	(2,966)	8,626	(4,059)
Income before income tax (expense)	80,202	32,471	123,334	80,786
Income tax (expense)	(22,200)	(8,112)	(31,821)	(19,921)
Net income	$58,002	$24,359	$91,513	$60,865
Other comprehensive income (loss):
Foreign currency translation adjustment	(10,139)	(1,478)	(4,691)	(4,445)
Comprehensive income	$47,863	$22,881	$86,822	$56,420

Net income per common share:
Basic	$1.69	$0.72	$2.68	$1.82
Diluted	$1.61	$0.66	$2.47	$1.72

Weighted-average shares used in computing basic and diluted net income per common share:
Basic	34,250,706	33,622,666	34,205,593	33,367,734
Diluted	36,137,989	36,687,030	37,048,087	35,352,445

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2022	December 31, 2021
Assets	(unaudited)
Current assets
Cash and cash equivalents	$13,746	$11,262
Accounts receivable, net of allowance of $16,077 in 2022 and $17,387 in 2021	296,619	279,053
Contract assets, net of allowance of $50 in 2022 and $88 in 2021	3,554	5,259
Taxes receivable	14,821	14,711
Prepaid expenses	32,463	22,418
Indemnification asset	25,233	24,346
Other current assets	13,470	13,596
Total current assets	399,906	370,645
Fixed assets and capitalized software, net	45,078	50,938
Goodwill	668,821	671,886
Intangible assets, net	61,387	82,577
Deferred tax assets	118,639	90,565
Other assets	26,503	33,891
Total assets	$1,320,334	$1,300,502

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$8,254	$8,610
Accrued liabilities	143,559	131,813
Current portion of unrecognized tax benefits	30,658	29,771
Contract liabilities	24,041	51,726
Current portion of long-term debt	70,000	70,000
Other current liabilities	17,069	15,214
Total current liabilities	293,581	307,134
Term Loan, net	382,254	309,672
Term Loan, related party	30,348	142,875
ABL Facility	56,609	39,929
Pension obligations, net	115,655	140,167
Deferred tax liabilities	2,224	10,798
Other liabilities	28,049	35,212
Total long-term liabilities	615,139	678,653
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 61,121,058 shares issued and 34,435,516 shares outstanding at June 30, 2022; and 60,830,853 shares issued and 34,145,311 shares outstanding at December 31, 2021	611	608
Additional paid-in capital	1,094,362	1,084,288
Treasury stock - 26,685,542 shares at June 30, 2022 and December 31, 2021	(468,879)	(468,879)
Accumulated other comprehensive income (loss)	(12,738)	(8,047)
Accumulated deficit	(201,742)	(293,255)
Total stockholders' equity	411,614	314,715
Total liabilities and stockholders' equity	$1,320,334	$1,300,502

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in thousands)	2022	2021
Cash Flows from Operating Activities	(unaudited)	(unaudited)
Net income	$91,513	$60,865
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,561	49,626
Amortization of debt issuance costs	2,883	1,930
Deferred income taxes	(16,752)	(51,439)
Provision for credit losses and service credits	13,043	9,011
Stock-based compensation expense	5,738	3,892
Other components of net periodic pension (benefit)	(9,223)	(725)
Impairment charges	222	3,611
(Gain) loss on foreign currency exchange rates	(1,622)	640
Bargain purchase gain	(7,005)	—
Other	801	2,504
Changes in working capital items, excluding acquisitions:
Accounts receivable	(10,298)	70,491
Contract assets	1,793	2,402
Prepaid expenses and other assets	7,922	(7,567)
Accounts payable and accrued liabilities	(29,472)	(47,875)
Other liabilities	(35,201)	(15,564)
Net cash provided by operating activities	56,903	81,802

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(9,648)	(14,315)
Proceeds from the sale of fixed assets	—	63
Acquisition of a business, net of cash acquired	(22,777)	(174,190)
Net cash (used in) investing activities	(32,425)	(188,442)

Cash Flows from Financing Activities
Proceeds from Term Loan	—	418,070
Proceeds from Term Loan, related party	—	260,930
Payments of Term Loan	(36,828)	(62,089)
Payments of Term Loan, related party	(5,672)	(25,911)
Payments of Senior Term Loan	—	(335,821)
Payments of Senior Term Loan, related party	—	(113,789)
Proceeds from ABL Facility	488,547	545,809
Payments of ABL Facility	(471,866)	(567,025)
Proceeds from exercises of stock options and stock warrants	4,338	17,265
Other	—	(13,960)
Net cash (used in) provided by financing activities	(21,481)	123,479

Effect of exchange rate changes on cash and cash equivalents	(627)	(819)
Increase in cash and cash equivalents and restricted cash	2,370	16,020
Cash and cash equivalents and restricted cash, beginning of period	13,557	2,406
Cash and cash equivalents and restricted cash, end of period	$15,927	$18,426

Supplemental Information
Cash paid for interest	$24,915	$37,608
Cash paid for income taxes, net	$36,934	$38,411

The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended June 30,		Change
(in thousands of $)	2022	2021	Amount	%
Revenue
Thryv U.S. (1)
Marketing Services	$222,570	$202,795	$19,775	9.8%
SaaS	51,167	41,386	9,781	23.6%
Thryv International (2)
Marketing Services	59,218	46,857	12,361	26.4%
SaaS	1,040	9	1,031	NM
Consolidated Revenue	$333,995	$291,047	$42,948	14.8%

Segment Gross Profit
Thryv U.S. (1)
Marketing Services	$151,774	$136,831	$14,943	10.9%
SaaS	32,092	25,314	6,778	26.8%
Thryv International (2)
Marketing Services	43,627	16,290	27,337	167.8%
SaaS	489	5	484	NM
Consolidated Segment Gross Profit	$227,982	$178,440	$49,542	27.8%

Segment EBITDA
Thryv U.S. (1)
Marketing Services	$83,674	$82,684	$990	1.2%
SaaS	197	(2,119)	2,316	109.3%
Thryv International (2)
Marketing Services	34,545	16,183	18,362	113.5%
SaaS	(2,416)	5	(2,421)	NM
Consolidated Adjusted EBITDA	$116,000	$96,753	$19,247	19.9%

(1)    Thryv U.S. includes Vivial results of operations subsequent to the January 21, 2022 acquisition date.
(2)    Thryv International includes Thryv Australia results of operations subsequent to the March 1, 2021 acquisition date.

	Six Months Ended June 30,		Change
(in thousands of $)	2022	2021	Amount	%
Revenue
Thryv U.S. (1)
Marketing Services	$435,103	$430,728	$4,375	1.0%
SaaS	98,510	78,637	19,873	25.3%
Thryv International (2)
Marketing Services	106,882	62,279	44,603	71.6%
SaaS	1,875	9	1,866	NM
Consolidated Revenue	$642,370	$571,653	$70,717	12.4%

Segment Gross Profit
Thryv U.S. (1)
Marketing Services	$288,284	$292,992	$(4,708)	(1.6)%
SaaS	61,501	48,481	13,020	26.9%
Thryv International (2)
Marketing Services	75,343	19,408	55,935	288.2%
SaaS	710	5	705	NM
Consolidated Segment Gross Profit	$425,838	$360,886	$64,952	18.0%

Segment EBITDA
Thryv U.S. (1)
Marketing Services	$150,069	$181,315	$(31,246)	(17.2)%
SaaS	(4,167)	(1,803)	(2,364)	(131.1)%
Thryv International (2)
Marketing Services	58,642	22,169	36,473	164.5%
SaaS	(4,827)	5	(4,832)	NM
Consolidated Adjusted EBITDA	$199,717	$201,686	$(1,969)	(1.0)%

(1)    Thryv U.S. includes Vivial results subsequent to the January 21, 2022 acquisition date.
(2)    Thryv International includes Thryv Australia results subsequent to the March 1, 2021 acquisition date.

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income and Adjusted Gross Profit to Gross profit. Both Net income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of Adjusted EBITDA
Net income	$58,002	$24,359	$91,513	$60,865
Interest expense	14,652	19,170	29,519	34,842
Income tax expense	22,200	8,112	31,821	19,921
Depreciation and amortization expense	20,592	29,908	42,561	49,626
Loss on early extinguishment of debt	—	3,110	—	3,409
Restructuring and integration expenses (1)	4,822	3,489	10,649	12,723
Transaction costs (2)	1,616	5,440	3,336	15,986
Stock-based compensation expense (3)	3,810	1,921	5,738	3,892
Other components of net periodic pension (benefit) cost (4)	(9,153)	(272)	(9,223)	(725)
Non-cash (gain) from remeasurement of indemnification asset (5)	(487)	(844)	(887)	(844)
Impairment charges	222	3,611	222	3,611
Other (6)	(276)	(1,251)	(5,532)	(1,620)
Adjusted EBITDA	$116,000	$96,753	$199,717	$201,686
(1)For the three and six months ended June 30, 2022 and 2021, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, loss on disposal of fixed assets and capitalized software, and costs associated with abandoned facilities and system consolidation.
(2)Expenses related to our direct listing, Thryv Australia and Vivial acquisitions and other transaction costs.
(3)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards. Additionally, stock-based compensation expense includes the remeasurement of these awards at each period end, prior to October 1, 2020.
(4)Other components of net periodic pension (benefit) cost is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension (benefit) cost relates to the mark-to-market pension remeasurement.
(5)In connection with the YP Acquisition, the seller indemnified us for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(6)Other primarily includes expenses related to potential non income-based tax liabilities and foreign exchange-related expense.. Additionally, during the six months ended June 30, 2022, Other includes the bargain purchase gain as a result of the Vivial Acquisition.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended June 30, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$151,774	$32,092	$43,627	$489	$227,982
Plus:
Depreciation and amortization expense	4,393	1,012	3,666	66	9,137
Stock-based compensation expense	105	26	—	—	131
Adjusted Gross Profit	$156,272	$33,130	$47,293	$555	237,250
Gross Margin	68.2%	62.7%	73.7%	47.0%	68.3%
Adjusted Gross Margin	70.2%	64.7%	79.9%	53.4%	71.0%

	Three Months Ended June 30, 2021
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$136,831	$25,314	$16,290	$5	$178,440
Plus:
Depreciation and amortization expense	4,424	901	11,489	3	16,817
Stock-based compensation expense	68	15	—	—	83
Adjusted Gross Profit	$141,323	$26,230	$27,779	$8	$195,340
Gross Margin	67.5%	61.2%	34.8%	55.6%	61.3%
Adjusted Gross Margin	69.7%	63.4%	59.3%	88.9%	67.1%

	Six Months Ended June 30, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$288,284	$61,501	$75,343	$710	$425,838
Plus:
Depreciation and amortization expense	8,788	1,991	8,032	142	18,953
Stock-based compensation expense	166	41	—	—	207
Adjusted Gross Profit	$297,238	$63,533	$83,375	$852	$444,998
Gross Margin	66.3%	62.4%	70.5%	37.9%	66.3%
Adjusted Gross Margin	68.3%	64.5%	78.0%	45.4%	69.3%

	Six Months Ended June 30, 2021
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$292,992	$48,481	$19,408	$5	$360,886
Plus:
Depreciation and amortization expense	9,043	1,656	17,359	3	28,061
Stock-based compensation expense	138	26	—	—	164
Adjusted Gross Profit	$302,173	$50,163	$36,767	$8	$389,111
Gross Margin	68.0%	61.7%	31.2%	55.6%	63.1%
Adjusted Gross Margin	70.2%	63.8%	59.0%	88.9%	68.1%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Adjusted EBITDA and Adjusted EBITDA Margin by (i) Marketing Services businesses in the U.S., International and in Total and (ii) SaaS businesses in the U.S., International and in Total. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of these non-GAAP financial measures to the corresponding segment financial measures presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended June 30, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$222,570	$59,218	$281,788	$51,167	$1,040	$52,207
Adjusted EBITDA	83,674	34,545	118,219	197	(2,416)	(2,219)
Adjusted EBITDA Margin	37.6%	58.3%	42.0%	0.4%	(232.3)%	(4.3)%

	Three Months Ended June 30, 2021
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$202,795	$46,857	$249,652	$41,386	$9	$41,395
Adjusted EBITDA	82,684	16,183	98,867	(2,119)	5	(2,114)
Adjusted EBITDA Margin	40.8%	34.5%	39.6%	(5.1)%	55.6%	(5.1)%

	Six Months Ended June 30, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$435,103	$106,882	$541,985	$98,510	$1,875	$100,385
Adjusted EBITDA	150,069	58,642	208,711	(4,167)	(4,827)	(8,994)
Adjusted EBITDA Margin	34.5%	54.9%	38.5%	(4.2)%	(257.4)%	(9.0)%

	Six Months Ended June 30, 2021
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$430,728	$62,279	$493,007	$78,637	$9	$78,646
Adjusted EBITDA	181,315	22,169	203,484	(1,803)	5	(1,798)
Adjusted EBITDA Margin	42.1%	35.6%	41.3%	(2.3)%	55.6%	(2.3)%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on From 10-Q filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. (NASDAQ: THRY) is a global software and marketing services company that empowers small- to medium-sized businesses (“SMBs”), franchises and agencies to grow and modernize their operations so they can compete and win in today's economy. Over 46,000 businesses use our award-winning SaaS platform, Thryv®, to manage their end-to-end customer experience, which has helped businesses across the U.S. and overseas grow their bottom line. Thryv also manages digital and print presence for over 400,000 businesses, connecting these SMBs to local consumers via proprietary local search portals and print directories. For more information about Thryv Holdings, Inc, visit thryv.com.

Media Contact:
Charity Lacey
Gregory FCA
Office: 619.368.4373
thryv@gregoryfca.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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